NTN Buzztime, Inc. Reports Fourth-Quarter and Full-Year 2014 Results

- The BEOND Platform Reaches 1,106 Sites, 37% of the Installed Base at Q4 2014 Close -

CARLSBAD, Calif., March 26, 2015 — NTN Buzztime, Inc. (NYSE MKT: NTN), reported financial results for the fourth-quarter and full-year ended December 31, 2014.

“In 2014, we began our technology transformation with the BEOND platform rollout and made significant strides,” said Ram Krishnan, NTN Buzztime CEO. “We started the year with only 4% of our installed base using the BEOND platform and ended the year at 37%, or 1,106 sites, 710 of which are Buffalo Wild Wings. We expect to close the first quarter with the BEOND platform installed at 41% of our locations. Also, we recently achieved a milestone releasing the next version of our trivia platform with Jackpot Trivia. This game and others in our pipeline are broadening our player base.

“The restaurant industry is ripe for change, and our BEOND platform meets these needs by creating unique social entertainment with mobile tablets that engage patrons throughout their experience from arrival to departure; creating affinity for our venues when patrons are thinking about where to go next time; and yielding operational efficiencies when seamlessly integrated with point-of-sale technology. 2015 will be a year of transition. While we expect the Classic Playmaker churn to exceed the increases in the BEOND platform installations in the near term, we are executing initiatives to create long-term value. We are focused on converting Buffalo Wild Wings to the BEOND platform. Our product team will continue to build proprietary, interactive games targeted for specific demographics that expand our audience, gameplay and premium engagement. As we scale the business, our sales team is targeting more experience-focused brands to broaden our marketplace. In addition, we are increasing premium services and extending revenue streams for our customers and Buzztime alike. Overall, the company is aligned to fulfill our objective of monetizing consumer entertainment, and I am excited about the future.”

Results for the Fourth-Quarter Ended December 31, 2014

Revenues grew 3% to $6.8 million, compared to $6.6 million for the same period in 2013, reflecting increased equipment revenue under sales-type lease agreements associated with the BEOND platform conversion. Direct costs were $3.6 million, compared to $2.7 million for the same period in 2013, up primarily due to costs related to the BEOND platform deployment. Selling, general and administrative expenses were $4.6 million, compared to $4.0 million for the same period in 2013, reflecting the investment in key personnel. Net loss was $1.7 million, or $0.02 per share, compared to $0.4 million, or $0.00 per share, in the same period a year ago.

At December 31, 2014, cash and cash equivalents were $7.2 million, compared to $5.5 million at December 31, 2013.

The Company ended the fourth quarter of 2014 with 2,956 subscribing venues, compared to 3,204 as of December 31, 2013. At December 31, 2014, BEOND installations increased to 1,106 locations, or 37% of the installed base compared to 4% at December 31, 2013. At December 31, 2014, the BEOND platform conversion for Buffalo Wild Wings, the largest customer, increased to 710 sites from 530 at the end of the third quarter.

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Results for the Full-Year Ended December 31, 2014

Revenues for the year grew 10% to $26.0 million, compared to $23.7 million for the same period in 2013. Net loss was $5.0 million, or $0.06 per share, including expenses to support the BEOND platform rollout and $668,000 in non-cash capitalized software impairment charges. This compares to a 2013 net loss of $1.1 million, or $0.01 per share, which included less equipment rollout expenses and non-cash capitalized software impairment charges of $230,000.

Conference Call

Management will review the results on a conference call today, March 26, 2015, at 4:30 p.m. ET. To access the call, please use passcode 96658489 and dial:

•	(877) 307-1373 for the live call and (855) 859-2056 for the replay, if calling from the United States or Canada
•	(678) 224-7873 for the live call and (404) 537-3406 for the replay, if calling internationally

The call will also be accompanied live by webcast over the Internet and accessible at the company's website at http://www.buzztime.com. The replay of the call will be available until April 2, 2015.

Forward-looking Statements

This release contains forward-looking statements which reflect management's current views of future events and operations, including but not limited to statements about our growth plans, product and platform development, new revenue, acceptance in the marketplace, customer development, growth plans, improved customer and consumer satisfaction and the number of locations, players and games. These statements are based on current expectations and assumptions that are subject to risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include the risks of unsuccessful execution or launch of products, platforms or brands, risks associated with customer retention and growth plans, the impact of alternative entertainment options and technologies and competitive products, brands, technologies and pricing, adverse economic conditions, the regulatory environment, failure of customer and/or player acceptance or demand for new or existing products, lower market acceptance or appeal of both existing and new products and services by particular demographic groups or audiences as a whole, termination of partnership and contractual relationships and technical problems or outages. Please see NTN Buzztime, Inc.'s recent filings with the Securities and Exchange Commission for information about these and other risks that may affect the Company. All forward-looking statements included in this release are based on information available to us on the date hereof. These statements speak only as of the date hereof and NTN Buzztime, Inc. does not undertake to publicly update or revise any of its forward-looking statements, even if experience or future changes show that the indicated results or events will not be realized.

About Buzztime:

NTN Buzztime, Inc. (NYSE MKT: NTN) is a leading bar and restaurant social entertainment and integrated marketing platform. Trusted by bars and restaurants in North America since 1985, Buzztime integrates trivia, card and sports games with in- and out-of-venue messaging and communication tools. With over 6 million player registrations on the Buzztime platform and over 60 million games played each year, Buzztime players spread the word and invite friends and family to their favorite Buzztime locations to enjoy evenings of fun and competition. With Buzztime entertainment and marketing solutions, bars and restaurants can turn casual visitors into regulars, and give patrons a reason to stay longer. For the most up-to-date information on NTN Buzztime, please visit http://www.buzztime.com or follow us on Facebook or Twitter @buzztime.

IR AGENCY CONTACT:

Kirsten Chapman/Becky Herrick, LHA

buzztime@lhai.com

415-433-3777

(financial tables follow)

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NTN BUZZTIME, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(In thousands, except par value amount)

ASSETS	December 31, 2014	December 31, 2013
Current Assets:
Cash and cash equivalents	$7,185	$5,455
Accounts receivable, net	2,190	641
Site equipment to be installed	4,755	1,069
Prepaid expenses and other current assets	742	753
Total current assets	14,872	7,918

Broadcast equipment and fixed assets, net	3,400	3,237
Software development costs, net	1,634	2,317
Deferred costs	1,092	562
Goodwill	1,084	1,179
Intangible assets, net	129	160
Other assets	57	84

Total assets	$22,268	$15,457

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$617	$553
Accrued compensation	749	647
Accrued expenses	969	660
Sales taxes payable	133	181
Income taxes payable	104	81
Notes payable—current portion	2,176	631
Obligations under capital leases—current portion	28	25
Deferred revenue	1,836	593
Other current liabilities	481	237
Total current liabilities	7,093	3,608

Notes payable, excluding current portion	3,143	962
Obligations under capital leases, excluding current portion	30	58
Deferred revenue, excluding current portion	378	798
Deferred rent	693	829
Other liabilities	7	–
Total liabilities	11,344	6,255

Commitments and contingencies

Shareholders’ equity:
Series A 10% cumulative convertible preferred stock, $.005 par value, $156 liquidation preference, 5,000 shares authorized; 156 issued and outstanding at December 31, 2014 and 2013	1	1
Common stock, $.005 par value, 168,000 shares authorized at December 31, 2014 and December 31, 2013; 92,370 and 78,649 shares issued and outstanding at December 31, 2014 and December 31, 2013, respectively	462	393
Treasury stock, at cost, 503 shares at December 31, 2014 and 2013	(456)	(456)
Additional paid-in capital	128,283	121,432
Accumulated deficit	(117,845)	(112,799)
Accumulated other comprehensive income	479	631

Total shareholders’ equity	10,924	9,202

Total liabilities and shareholders’ equity	$22,268	$15,457

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NTN BUZZTIME, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
	(unaudited)
Revenues
Subscription revenue	$4,386	$4,760	$18,003	$19,807
Sales-type lease revenue	1,723	1,251	5,315	1,724
Other revenue	641	564	2,728	2,218

Total revenue	6,750	6,575	26,046	23,749

Operating expenses:
Direct operating costs (includes depreciation and amortization)	3,556	2,669	11,148	7,686
Selling, general and administrative	4,559	4,016	18,367	16,219
Impairment of capitalized software	7	115	668	230
Depreciation and amortization (excluding depreciation and amortization included in direct costs)	141	177	605	733

Total operating expenses	8,263	6,977	30,788	24,868

Operating loss	(1,513)	(402)	(4,742)	(1,119)
Other (expense) income
Interest income	2	1	8	3
Interest expense	(92)	(8)	(223)	(26)
Other (expense) income	(59)	88	11	135

Total other (expense) income, net	(149)	81	(204)	112

Loss before income taxes	(1,662)	(321)	(4,946)	(1,007)
Provision for income taxes	(56)	(30)	(84)	(46)

Net loss	$(1,718)	$(351)	$(5,030)	$(1,053)

Net loss per common share – basic and diluted	$(0.02)	$(0.00)	$(0.06)	$(0.01)

Weighted average shares outstanding – basic and diluted	91,804	74,690	87,580	71,962

Comprehensive loss
Net loss	$(1,718)	$(351)	(5,030)	(1,053)
Foreign currency translation adjustment	(74)	(70)	(152)	(137)

Total comprehensive loss	$(1,792)	$(421)	$(5,182)	$(1,190)

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NTN BUZZTIME, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Twelve months ended December 31,
	2014	2013
Cash flows (used in) provided by operating activities:
Net loss	$(5,030)	$(1,053)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,745	2,849
Provision for doubtful accounts	120	35
Stock-based compensation	282	132
Issuance of common stock to consultant in lieu of cash payment	242	39
Impairment of capitalized software	668	230
Loss from disposition of equipment	1	13
Changes in assets and liabilities:
Accounts receivable	(1,675)	(66)
Site equipment to be installed	(4,646)	(744)
Prepaid expenses and other assets	33	147
Accounts payable and accrued liabilities	692	(49)
Income taxes payable	30	7
Deferred costs	(533)	37
Deferred revenue	822	284
Deferred rent	(136)	(120)
Net cash (used in) provided by operating activities	$(6,385)	1,741

Cash flows used in investing activities:
Capital expenditures	(835)	(1,109)
Software development expenditures	(916)	(1,588)
Acquisition of software	(150)	–
Net cash used in investing activities	(1,901)	(2,697)

Cash flows provided by (used in) financing activities:
Proceeds from public offering of common stock, net	6,369	–
Proceeds from private offering of common stock, net	–	2,342
Proceeds from notes payable	6,049	1,607
Payments on notes payable	(2,323)	(84)
Principal payments on capital leases	(25)	(100)
Proceeds from exercise of stock options	44	1
Tax withholding related to net-share settlements of restricted stock units	(33)	(16)
Net cash provided by financing activities	10,081	3,750

Net increase in cash and cash equivalents	1,795	2,794
Effect of exchange rate on cash	(65)	(60)
Cash and cash equivalents at beginning of period	5,455	2,721
Cash and cash equivalents at end of period	$7,185	$5,455

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EBITDA

A schedule reconciling the Company’s consolidated net loss calculated in accordance with GAAP to EBITDA is included in the supplemental table below. EBITDA is not intended to represent a measure of performance in accordance with GAAP, nor should EBITDA be considered as an alternative to statements of cash flows as a measure of liquidity. EBITDA is included herein because the Company believes it is a measure of operating performance that financial analysts, lenders, investors and other interested parties find to be a useful tool for analyzing companies like Buzztime that carry significant levels of non-cash depreciation and amortization charges in comparison to their net income or loss calculation in accordance with GAAP.

The following table reconciles our net loss per GAAP (in thousands) to EBITDA:

	For the three months ended December 31,		For the twelve months ended December 31,
	2014	2013	2014	2013
Net loss per GAAP	$(1,718)	$(351)	$(5,030)	$(1,053)
Interest expense, net	90	7	215	23
Income tax provision	56	30	84	46
Depreciation and amortization	665	694	2,745	2,849
EBITDA	$(907)	$380	$(1,986)	$1,865

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